EXHIBIT 23

                      AUDITORS' CONSENT


The Board of Directors
General Mills, Inc.:

    We consent to incorporation by reference in the Registration Statements (Nos. 2-49637, and 33-56032) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-66320, 2-91987, 2-95574, 33-24504, 33-27628, 33-32059, 33-
36892, 33-36893, and 33-50337) on Form S-8 of General Mills,
Inc. of our reports dated June 27, 1995, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 28, 1995 and May 29, 1994 and the related consolidated statements of earnings, cash flows and related financial statement schedule for each of the fiscal years in the three-year period ended May 28, 1995, which reports are included or incorporated by reference in the May 28, 1995 annual report on Form 10-K of General Mills, Inc.
   Our report covering the basic consolidated financial statements refers to changes in the method of accounting for investments in debt and equity securities in fiscal 1995 and postemployment benefits and income taxes in fiscal 1994.

                              KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 16, 1995